UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022 (May 12, 2022)

THE CLOROX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888

(Address of principal executive offices) (Zip code)

(510) 271-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On May 12, 2022, the Clorox Company (the “Company”) provided notices of redemption to redeem in full the $600,000,000 aggregate principal amount outstanding of its 3.05% Senior Notes due September 2022 (the “2022 Notes”) and to redeem in full the $500,000,000 in aggregate principal amount outstanding of its 3.50% Senior Notes due December 2024 (the “2024 Notes”).

The 2022 Notes will be redeemed on June 15, 2022 (the “2022 Notes Redemption Date”) at a redemption price equal to 100% of the principal amount of the 2022 Notes, plus accrued and unpaid interest to but excluding the 2022 Notes Redemption Date.

The 2024 Notes will be redeemed on June 12, 2022 (the “2024 Notes Redemption Date”) at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2024 Notes; and (ii) the sum of the present values of the remaining scheduled payments on the 2024 Notes consisting of principal and interest, exclusive of interest accrued to the 2024 Notes Redemption Date, discounted as described in the Indenture, dated as of October 9, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the Fifth Supplemental Indenture dated as of December 9, 2014, between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee, which governs the 2024 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: May 17, 2022	By:	/s/ Angela Hilt
Angela Hilt
Senior Vice President – Chief Legal Officer